Exhibit 1.01 - Conflict Minerals Disclosure and Report
12/31/2015 Conflict Minerals Country of Origin Worksheet

QA
CFS List :	http://www.conflictfreesmelter.org/cfshome.htm

Steps taken by O2Micro:

1. EICC forms from all vendors on Approved Vendors List ("AVL")
2. Declaration forms from all vendors on AVL
3. Source or transaction documents used in reporting conflict minerals usage from vendors on AVL
4. E-mails, communications and other correspondence from all vendors on AVL made hereunder
5. Follow-up communications and emails from vendors who are unable to verify sources of minerals covered under the Conflict Minerals policy.
6. All definitions of Conflict Minerals, and other terms covered under this policy, are defined under the EICC, Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (aka, the “Dodd-Frank Act”), and O2Micro's supporting policies and procedures.
1. QA shall maintain most current AVL prior to performing its performing its annual audit regarding the use of Conflict Minerals.
2. QA shall send EICC compliant forms and declarations, at a minimum, to all vendors on AVL
3. QA shall confirm the collection of all EICC compliant forms and declarations from each member on AVL prior to the deadlines provided by O2Micro, and follow with said vendors who have not yet complied with policy after deadline. O2Micro will use all reasonable efforts to get all members of the AVL to comply with its Conflict Minerals reporting requirements.
4. QA shall prepare the Conflict Minerals COO Worksheet and present to management for review and approval.
5. After final approval, QA shall submit copy of the final Conflict Minerals COO Worksheet for each fiscal year to the finance and legal departments during Q1 of following fiscal year.

Conclusion:	Based on the results of O2Micro's annual Country of Origin (COO) Inquiry, O2Micro reasonably believes that Conflict Minerals have not been used in materials and products used by, or manufactured for, O2Micro.
Update: 2015/12/31
Conclusion
	EICC Templates, Declarations and Source Documents for each vendor			Original Mineral Source Documents				Conflict Minerals Free
Listed on AVL	Assembly Supplier	EICC Template	Declaration	Gold	Tin	Tungsten	Tantalum	Gold	Tin	Tungsten	Tantalum
	ASE-CL	V	V	NA	V	NA	NA	NA	C	NA	NA
	ASE-KS	V	V	V	V	NA	NA	C	C	NA	NA
	GTK	V	V	V	V	NA	NA	C	C	NA	NA
	Lingsen	V	V	V	V	NA	NA	C	C	NA	NA
	NFME	V	V	V	V	NA	NA	C	C/R	NA	NA
	PTI	V	V	Refuse to Provide		NA	NA	C	C	NA	NA
	SIG-F	V	V	V	V	NA	NA	C	C	NA	NA
	TICP	V	V	V	V	NA	NA	C	C	NA	NA
	SMC	V	V	V	V	NA	NA	C	C	NA	NA
	UAT	V	V	NA	Refuse to Provide	NA	NA	NA	C	NA	NA
	UCD	V	V	V	V	NA	NA	C	C	NA	NA
	Unisem_M	V	V	NA	NA	NA	NA	NA	NA	NA	NA
	Wafer Fab	EICC template	Declaration	Gold	Tin	Tungsten	Tantalum	Gold	Tin	Tungsten	Tantalum
	CSMC	V	V	NA	NA	Refuse to Provide	NA	NA	NA	C	NA
	JSMC	V	V	NA	NA	NA	NA	NA	NA	NA	NA
	X-fab	V	Refuse to Provide	NA	NA	Refuse to Provide	NA	NA	NA	C	NA
	VIS(Vanguard)	V	V	NA	NA	Refuse to Provide. Agree to audit	NA	NA	NA	C	NA
	Maxchip	V	V	NA	NA	Refuse to Provide	NA	NA	NA	C	NA
	SMIC	V	V	NA	NA	Refuse to Provide	Refuse to Provide	NA	NA	C	C
	Miracle	V	V	NA	NA	NA	NA	NA	NA	C	NA
	Excelliance	V	V	NA	NA	NA	NA	NA	NA	C	NA
Not listed on AVL yet	LongLink	V	V	NA	NA	NA	NA	NA	NA	NA	NA
	Tower Jazz	V	V	NA	NA	V	NA	NA	NA	C	C
	Sitec	V	On-going	NA	NA	NA	NA	C	R	NA	NA
	TPSCo	V	On-going	NA	NA	NA	NA	NA	NA	C	C

Legend :
	V= Verified Conflict Minerals free. See codes to right for more details.	Smelter on CFS List	C
		Reasonably reliable representations from vendors and its suppliers	R
	Cannot verify materials are free of Conflict Minerals Further due diligence required.		N

Remarks:
List date:
1. CFS Compliant Tungsten Smelters
Companies that have been determined to be compliant with the CFSP Supply Chain Transparency Smelter Audit Protocol for Tungsten by completing a CFSP compliance audit conducted by an independent third party audit.
Please note that CFSI policy requires that no companies may appear on the CFSP Compliant Tungsten Smelters list until a minimum of three companies meet the criteria for listing.

2. Conflict-Free Smelter Program (CFS) Compliant Tin Smelter List

3. Conflict-Free Smelter Program Compliant Tantalum Smelter List

4. Conflict-Free Smelter Program Compliant Gold Refiners List

Final Rules : A registrant may satisfy the reasonable country of origin standard by obtaining “reasonably reliable representations” indicating the origin of the conflict materials (i.e., that they are not from the regions covered under the definition of Conflict Minerals), or that they are recycled or scrap materials. The current rule notes that such representations can be obtained from the facility directly or from the registrant’s immediate suppliers; however the registrant must have sufficient reason to believe such to be true (e.g., by considering the sources, the related facts and circumstances, and any relevant “warning signs”).

Form date: 31 Dec 2015